Exhibit 10.41

FOURTH AMENDMENT TO LEASE

(Liberty Industrial Park, LLC)

THIS FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of the 14th day of February, 2020, by and between LIBERTY INDUSTRIAL PARK, a California limited liability company (“Lessor”) and ORGANOGENESIS INC., a Delaware corporation (“Lessee”).

R E C I T A L S:

A. Lessor and ADVANCED BIOHEALING, Inc. entered into that certain Standard Industrial/Commercial Multi-Tenant Lease—Net dated as of March 7, 2011 (the “Original Lease”), whereby Lessor leased to Lessee and Lessee leased from Lessor certain industrial space located in those certain buildings located at and addressed as 9677 Distribution Avenue, San Diego, California (the “Project”). The Lease term ended on April 30, 2013. Advanced BioHealing Inc. was acquired by Shire, Inc. as a wholly-owned subsidiary in 2011. Shire, Inc. changed its name to Shire Regenerative Medicine, Inc. effective July 18, 2012. Shire, Inc. was acquired by Organogenesis on January 17, 2014. The Original Lease may be referred to herein as the “Lease.”

B. By a First Amendment, Lessor and Lessee agreed to extend the Term of the Lease to terminate on April 30, 2015.

C. By a Second Amendment, Lessor and Lessee agreed to extend the Term of the Lease to terminate on April 30, 2017.

D. By a Third Amendment, Lessor and Lessee agreed to extend the Term of the Lease to terminate on April 30, 2020.

E. By this Fourth Amendment, Lessor and Lessee desire to extend the Term of Lease to terminate on March 31, 2022 and to otherwise modify the Lease as provided herein.

F. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A G R E E M E N T:

1. The Premises. Lessor and Lessee hereby agree that pursuant to the Lease, Lessor currently leases to Lessee and Lessee currently leases from Lessor that certain industrial space in the Project containing 6,000 rentable square feet (the “Premises”), as more particularly described in the Original Lease.

2. Extended Lease Term. The Lease Expiration Date of April 30, 2020 shall be extended such that the Lease shall terminate on March 31, 2022 (“New Termination Date”). The period from May 1, 2020 through the New Termination Date specified above shall be referred to herein as the “Extended Term.”

3. Monthly Base Rent. Notwithstanding anything to the contrary in the Lease, during the Extended Term, Lessee shall pay, in accordance with the provisions of this Section 3, monthly Base Rent for the Premises as follows:

Period	Monthly Base Rent
May 1, 2020 - April 30, 2021	$5,280.00
May 1, 2021 - March 31, 2022	$5,438.40

4. Condition of the Premises. Lessee hereby agrees to accept the Premises in its “as-is” condition and Lessee hereby acknowledges that Lessor shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Lessee also acknowledges that Lessor has made no representation or warranty regarding the condition of the Premises.

5. Defaults. Lessee hereby represents and warrants to Lessor that, as of the date of this Fourth Amendment, Lessee is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Lessor or Lessee, and that Lessee knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Lessor or Lessee.

6. Signing Authority. Each individual executing this Fourth Amendment on behalf of Lessee hereby represents and warrants that Lessee is a duly formed and existing entity qualified to do business in the State of California and that Lessee has full right and authority to execute and deliver this Fourth Amendment and that each person signing on behalf of Lessee is authorized to do so.

7. No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

“LESSOR”	LIBERTY INDUSTRIAL PARK, LLC, a California limited liability company

	By:	/s/ Stephen R. Madruga
Name: Stephen R. Madruga Its: Managing Member

	Date:	2.14.20

	By:	/s/ Janice Gonsalves
Name: Janice Gonsalves Its: Member

	Date:	2.14.20

“LESSEE”	Organogenesis, Inc., a Delaware corporation

	By:	/s/ Patrick Bilbo
Name: Patrick Bilbo Its: COO

	Date:	2/9/2020

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